EXHIBIT 24


                                   LABCORP HOLDINGS INC.
					SECTION 16
				     POWER OF ATTORNEY
                                   -----------------

Know by all these presents, that the undersigned hereby constitutes and appoints Kathryn W. Kyle, the undersigned's true and lawful attorney-in-fact and agent to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Labcorp Holdings Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, Form 4, or Form 5, complete and execute any amendment or amendments thereto and any instrument, contract, document or other writing, or in connection with any such Form 3, Form 4, or Form 5 or amendments thereto, and timely file any such form, with all exhibits thereto, and other documents in connection therewith, including this power-of-attorney, with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, including, but not limited to, executing a Form ID for and on behalf of the undersigned and filing such Form ID with the SEC; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall be effective immediately, and shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of January, 2026.


                                    /s/ Adam H. Schechter
                                   --------------------------
                                   Adam H. Schechter